EXHIBIT 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter's, Inc. Reports Second Quarter Fiscal 2014 Results

•	Net Sales $574 Million, Up 11%

•	Total U.S. Direct-to-Consumer Sales: Carter's +17%, OshKosh +20%

•	EPS $0.48, Up 46%; Adjusted EPS $0.61, Up 33%

•	Company Raises Earnings Guidance For Fiscal 2014

ATLANTA, July 24, 2014 -- Carter’s, Inc. (NYSE:CRI), the largest branded marketer in the United States of apparel exclusively for babies and young children, today reported its second quarter fiscal 2014 results.

“We exceeded our sales and earnings goals, and made good progress with our growth initiatives in the second quarter,” said Michael D. Casey, Chairman and Chief Executive Officer.  “We believe consumers are responding to the beauty and compelling value of our product offerings across all channels of distribution.  We are very pleased with our first half performance and expect to achieve our sales and earnings objectives this year.”

Second Quarter of Fiscal 2014 compared to Second Quarter of Fiscal 2013
Consolidated net sales increased $56.2 million, or 10.9%, to $574.1 million.  Net domestic sales of the Company’s Carter’s brands increased $37.6 million, or 9.5%, to $433.7 million.  Net domestic sales of the Company’s OshKosh B’gosh brand increased $11.4 million, or 16.9%, to $79.2 million.  Net international sales increased $7.1 million, or 13.1%, to $61.2 million. Changes in foreign currency exchange rates in the second quarter of fiscal 2014 as compared to the second quarter of fiscal 2013 negatively impacted consolidated net sales in the second quarter of fiscal 2014 by $2.9 million. On a constant currency basis, consolidated net sales increased 11.4% in the second quarter.

Operating income in the second quarter of fiscal 2014 increased $14.6 million, or 44.6%, to $47.3 million, compared to $32.7 million in the second quarter of fiscal 2013.

Second quarter fiscal 2014 operating income includes expenses totaling $11.5 million related to the following: the amortization of acquired tradenames; the corporate office consolidation; the exit of retail operations in Japan; and the Hogansville, Georgia distribution center closure. Second quarter fiscal 2013 operating income included expenses totaling $12.1 million related to the following: the corporate office consolidation; the amortization of acquired tradenames; and the revaluation of the Bonnie Togs contingent consideration.

Excluding the expenses noted above in both periods, adjusted operating income in the second quarter of fiscal 2014 increased $14.0 million, or 31.1%, to $58.8 million, compared to $44.9 million in the second quarter of fiscal 2013. The increase in adjusted operating income reflects sales growth and expense leverage that were partially offset by higher product costs.

Net income in the second quarter of fiscal 2014 increased $6.2 million, or 31.6%, to $25.9 million, or $0.48 per diluted share, compared to $19.7 million, or $0.33 per diluted share, in the second quarter of fiscal 2013.  Excluding the expenses noted above in both periods, adjusted net income in the second quarter of fiscal 2014 increased $5.5 million, or 19.7%, to $33.1 million, compared to $27.7 million in the second quarter of fiscal 2013. Adjusted earnings per diluted share in the second quarter of fiscal 2014 increased 32.9% to $0.61, compared to $0.46 per diluted share in the second quarter of fiscal 2013.

Business Segment Results
(Second Quarter of Fiscal 2014 compared to Second Quarter of Fiscal 2013)

Carter’s Segments
Carter’s retail segment sales increased $34.3 million, or 17.2%, to $233.7 million. The increase was driven by incremental sales of $19.6 million generated by new retail store openings, an eCommerce sales increase of $10.3 million, and a comparable retail stores sales increase of $4.9 million. This growth was partially offset by $0.4 million in lower sales due to retail store closings. Carter's direct-to-consumer comparable sales increased 7.7%, comprised of eCommerce comparable sales growth of 36.5% and a comparable retail stores sales increase of 2.9%.

In the second quarter of fiscal 2014, the Company opened 20 Carter’s retail stores in the United States and closed two.  The Company operated 509 Carter’s retail stores in the United States as of June 28, 2014.

Carter’s wholesale segment sales increased $3.3 million, or 1.7%, to $200.1 million.

OshKosh B’gosh Segments
OshKosh retail segment sales increased $11.1 million, or 19.7%, to $67.5 million. The increase was driven by incremental sales of $5.2 million generated by new store openings, a comparable retail stores sales increase of $3.4 million, and an eCommerce sales increase of $3.0 million. This growth was partially offset by $0.6 million in lower sales due to retail store closings. OshKosh direct-to-consumer comparable sales increased 11.6%, comprised of a comparable retail stores sales increase of 7.0% and eCommerce comparable sales growth of 43.2%.

In the second quarter of fiscal 2014, the Company opened four OshKosh retail stores in the United States and closed three. The Company operated 187 OshKosh retail stores in the United States as of June 28, 2014.

OshKosh wholesale segment sales increased $0.3 million, or 3.1%, to $11.6 million.

International Segment
International segment sales increased $7.1 million, or 13.1%, to $61.2 million, reflecting growth in the Company's wholesale, Canadian retail store, and eCommerce businesses. Changes in foreign currency exchange rates in the second quarter of fiscal 2014 as compared to the second quarter of fiscal 2013 negatively impacted international segment net sales in the second quarter of fiscal 2014 by $2.9 million. On a constant currency basis, international segment net sales increased 18.4%. The Company's former retail operations in Japan, which the Company substantially exited earlier in fiscal 2014, were not material to segment sales in the second quarter of fiscal 2014 and contributed $4.7 million to segment sales in the second quarter of fiscal 2013.

Canadian comparable retail stores sales increased 3.3%. In the second quarter of fiscal 2014, the Company opened seven retail stores in Canada. The Company operated 110 retail stores in Canada as of June 28, 2014.

First Two Quarters of Fiscal 2014 compared to First Two Quarters of Fiscal 2013
Consolidated net sales increased $116.8 million, or 10.5% to $1,225.7 million.  Net domestic sales of the Company’s Carter’s brands increased $83.0 million, or 9.7%, to $935.7 million.  Net domestic sales of the Company’s OshKosh B’gosh brand increased $17.1 million, or 12.1%, to $158.3 million.  Net international sales increased $16.8 million, or 14.6%, to $131.7 million. Changes in foreign currency exchange rates in the first two quarters of fiscal 2014 as compared to the first two quarters of fiscal 2013 negatively impacted consolidated net sales in the first two quarters of fiscal 2014 by $6.8 million. On a constant currency basis, consolidated net sales increased 11.2% in the first two quarters of fiscal 2014.

Operating income in the first two quarters of fiscal 2014 increased $9.2 million, or 9.2%, to $108.9 million, compared to $99.7 million in the first two quarters of fiscal 2013.

Operating income in the first two quarters of fiscal 2014 includes net expenses totaling $20.0 million related to the following: the amortization of acquired tradenames; the office consolidation; the Hogansville distribution center closure; the revaluation of the Bonnie Togs contingent consideration; and the exit of retail operations in Japan. Operating income in the first two quarters of fiscal 2013 included expenses totaling $21.6 million related to the following: the office consolidation; the revaluation of the Bonnie Togs contingent consideration; the amortization of acquired tradenames; and the Hogansville distribution center closure.

Excluding the net expenses noted above in both periods, adjusted operating income in the first two quarters of fiscal 2014 increased $7.7 million, or 6.3%, to $128.9 million, compared to $121.3 million in the first two quarters of fiscal 2013. The increase in adjusted operating income reflects the growth in sales and expense leverage that were partially offset by higher product costs.

Net income in the first two quarters of fiscal 2014 decreased $0.9 million, or 1.5%, to $60.2 million, or $1.11 per diluted share, compared to $61.1 million, or $1.02 per diluted share, in the first two quarters of fiscal 2013.  Excluding the net expenses noted above in both periods, adjusted net income in the first two quarters of fiscal 2014 decreased $2.4 million, or 3.2%, to $73.0 million, compared to $75.4 million in the first two quarters of fiscal 2013. Adjusted earnings per diluted share in the first two quarters of fiscal 2014 increased 7.1% to $1.35, compared to $1.26 per diluted share in the first two quarters of fiscal 2013.

Cash flow from operations in the first two quarters of fiscal 2014 was $33.1 million compared to $69.8 million in the first two quarters of fiscal 2013.  The decrease principally reflects increased working capital requirements, to include planned inventory increases, higher product costs, and the timing of inventory purchases and payments.

Business Segment Results
(First Two Quarters of Fiscal 2014 compared to First Two Quarters of Fiscal 2013)

Carter’s Segments
Carter’s retail segment sales increased $56.2 million, or 13.8%, to $464.0 million. The increase was driven by incremental sales of $39.5 million generated by new retail store openings and an eCommerce sales increase of $20.5 million. This growth was partially offset by a comparable retail stores sales decrease of $3.2 million and $0.6 million in lower sales due to retail store closings. Carter's direct-to-consumer comparable sales increased 4.3%, comprised of eCommerce comparable sales growth of 32.0% and a comparable retail stores sales decline of 0.9%. In the first two fiscal quarters of fiscal 2014, the Company opened 36 Carter's retail stores and closed three stores.

Carter’s wholesale segment sales increased $26.8 million, or 6.0%, to $471.7 million, reflecting growth in all segment brands.

OshKosh B’gosh Segments
OshKosh retail segment sales increased $19.3 million, or 17.3%, to $131.1 million. The increase was driven by incremental sales of $9.8 million generated by new store openings, an eCommerce sales increase of $5.9 million, and a comparable retail stores sales increase of $4.8 million. This growth was partially offset by $1.1 million in lower sales due to retail store closings. OshKosh direct-to-consumer comparable sales increased 9.7%, comprised of eCommerce comparable sales growth of 36.8% and a comparable retail stores sales increase of 5.0%. In the first two fiscal quarters of fiscal 2014, the Company opened ten OshKosh retail stores and closed four stores.

OshKosh wholesale segment sales decreased $2.3 million, or 7.6%, to $27.2 million.

International Segment
International segment sales increased $16.8 million, or 14.6%, to $131.7 million, reflecting growth in the Company's wholesale, Canadian retail store, and eCommerce businesses. Changes in foreign currency exchange rates in the first two quarters of fiscal 2014 as compared to the first two quarters of fiscal 2013 negatively impacted international segment net sales in the first two quarters of fiscal 2014 by $6.8 million.

On a constant currency basis, international segment net sales increased 20.5%. The Company's former retail operations in Japan contributed $4.4 million in net sales in the first two quarters of fiscal 2014, compared to $8.2 million in the first two quarters of fiscal 2013.

Canadian comparable retail store sales declined 3.2%. In the first two fiscal quarters of fiscal 2014, the Company opened nine retail stores in Canada and closed one store.

Dividends
During the second quarter of fiscal 2014, the Company paid a cash dividend of $0.19 per share totaling $10.2 million. During the first two quarters of fiscal 2014, the Company paid cash dividends totaling $20.4 million. Future declarations of quarterly dividends and the establishment of related record and payment dates will be at the discretion of the Company’s Board of Directors based on a number of factors, including the Company's future financial performance and other considerations.

Share Repurchase Activity
During the second quarter of fiscal 2014, the Company repurchased and retired 477,551 shares of its common stock for $34.4 million at an average price of $72.10 per share in open market transactions. During the first two quarters of fiscal 2014, the Company repurchased and retired 499,151 shares for $36.1 million at an average price of $72.28 per share in open market transactions. Year-to-date through July 23, 2014, the Company repurchased and retired a total of 711,599 shares for $50.8 million at an average price of $71.35 per share in the open market.

As of July 23, 2014, the total remaining capacity under the Company's previously-announced repurchase authorizations was $216 million.

2014 Business Outlook
In the third quarter of fiscal 2014, the Company projects net sales to increase approximately 4% to 6% over the third quarter of fiscal 2013 and adjusted diluted earnings per share to increase approximately 7% to 10% compared to adjusted diluted earnings per share of $1.12 in the third quarter of fiscal 2013. This forecast for third quarter fiscal 2014 adjusted earnings per share excludes the following anticipated expenses: approximately $2 million related to the amortization of the acquired tradenames; approximately $0.5 million related to the corporate office consolidation; approximately $0.3 million related to the revaluation of the Bonnie Togs contingent consideration; and approximately $0.3 million related to exit costs associated with retail operations in Japan.

In fiscal 2014, the Company projects net sales to increase approximately 8% to 10% over fiscal 2013 and adjusted diluted earnings per share to increase approximately 14% to 16%, up from the Company's prior growth estimate of approximately 12% to 15%, compared to adjusted diluted earnings per share of $3.37 in fiscal 2013. This forecast for fiscal 2014 adjusted earnings per share excludes the following anticipated expenses: approximately $16 million related to the amortization of the acquired tradenames; approximately $7 million related to the corporate office consolidation; approximately $1 million related to the revaluation of the Bonnie Togs contingent consideration; and approximately $1 million related to net exit costs associated with retail operations in Japan.

Conference Call
The Company will hold a conference call with investors to discuss second quarter fiscal 2014 results and its business outlook on July 24, 2014 at 8:30 a.m. Eastern Time. To participate in the call, please dial 913-312-0658. To listen to a live broadcast of the call on the internet, please log on to www.carters.com and select the “Second Quarter 2014 Earnings Conference Call” link under the “Investor Relations” tab. Presentation materials for the call can be accessed under the same "Investor Relations" tab by selecting the “Webcasts & Presentations” link under the “News & Events” tab. A replay of the call will be available shortly after the broadcast through August 2, 2014, at 888-203-1112 (U.S. / Canada) or 719-457-0820 (international), passcode 6995638. The replay will also be archived on the Company's website.

About Carter's, Inc.
Carter's, Inc. is the largest branded marketer in the United States of apparel and related products exclusively for babies and young children. The Company owns the Carter's and OshKosh B'gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through more than 800 Company-operated stores in the United States and Canada and on-line at www.carters.com and www.oshkoshbgosh.com. The Company's Just One You, Precious Firsts, and Genuine Kids brands are available at Target, and its Child of Mine brand is available at Walmart. Carter's is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.

Cautionary Language
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to the Company's future performance, including, without limitation, statements with respect to the Company's anticipated financial results for the third quarter of fiscal 2014 and fiscal year 2014, or any other future period, assessment of the Company's performance and financial position, and drivers of the Company's sales and earnings growth. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Factors that could cause actual results to materially differ include the risks of: losing one or more major customers or vendors or financial difficulties for one or more of our major customers or vendors; the Company's products not being accepted in the marketplace; changes in consumer preference and fashion trends; negative publicity; the Company failing to protect its intellectual property; the breach of the Company's consumer databases, systems or processes; incurring costs in connection with cooperating with regulatory investigations and proceedings; increased leverage, not being able to repay its indebtedness and being subject to restrictions on operations by the Company's debt agreements; increased production costs; deflationary pricing pressures; decreases in the overall level of consumer spending; disruptions resulting from the Company's dependence on foreign supply sources; the Company's foreign supply sources not meeting the Company's quality standards or regulatory requirements; disruptions in the Company's supply chain, including distribution centers or in-sourcing capabilities or otherwise, and the risk of slow-downs, disruptions or strikes in the event that a new agreement between the port through which we source substantially all of our products and International Longshore and Warehouse Union is not reached in a timely manner; the loss of the Company's principal product sourcing agent; increased competition in the baby and young children's apparel market; the Company being unable to identify new retail store locations or negotiate appropriate lease terms for the retail stores; the Company not adequately forecasting demand, which could, among other things, create significant levels of excess inventory; failure to achieve sales growth plans, cost savings, and other assumptions that support the carrying value of the Company's intangible assets; not attracting and retaining key individuals within the organization; failure to implement needed upgrades to the Company's information technology systems; disruptions resulting from the Company's transition of distribution functions to its new Braselton facility and not achieving planned efficiencies; being unsuccessful in expanding into international markets and failing to successfully manage legal, regulatory, political and economic risks of international operations, including maintaining compliance with worldwide anti-bribery laws; incurring substantial costs as a result of various claims or pending or threatened lawsuits; and the failure to declare future quarterly dividends. Many of these risks are further described in the most recently filed Quarterly Report on Form 10-Q and other reports filed with the Securities and Exchange Commission under the headings "Risk Factors" and "Forward-Looking Statements." The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except for share data)
(unaudited)

	Fiscal quarter ended		Two fiscal quarters ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Net sales	$574,065	$517,874	$1,225,709	$1,108,883
Cost of goods sold	328,588	297,629	718,507	645,576
Gross profit	245,477	220,245	507,202	463,307
Selling, general, and administrative expenses	206,315	195,014	416,410	380,375
Royalty income	(8,185)	(7,507)	(18,086)	(16,749)
Operating income	47,347	32,738	108,878	99,681
Interest expense	6,882	1,254	13,780	2,547
Interest income	(140)	(194)	(272)	(384)
Other expense (income), net	(189)	531	407	1,104
Income before income taxes	40,794	31,147	94,963	96,414
Provision for income taxes	14,897	11,474	34,770	35,326
Net income	$25,897	$19,673	$60,193	$61,088

Basic net income per common share	$0.48	$0.33	$1.12	$1.03
Diluted net income per common share	$0.48	$0.33	$1.11	$1.02
Dividend declared and paid per common share	$0.19	$0.16	$0.38	$0.16

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	Fiscal quarter ended				Two fiscal quarters ended
	June 28, 2014	% of Total	June 29, 2013	% of Total	June 28, 2014	% of Total	June 29, 2013	% of Total
Net sales:
Carter’s Wholesale	$200,059	34.8%	$196,734	38.0%	$471,688	38.5%	$444,912	40.1%
Carter’s Retail (a)	233,690	40.7%	199,370	38.5%	464,018	37.9%	407,799	36.8%
Total Carter’s	433,749	75.5%	396,104	76.5%	935,706	76.4%	852,711	76.9%
OshKosh Retail (a)	67,515	11.8%	56,423	10.9%	131,073	10.7%	111,768	10.1%
OshKosh Wholesale	11,649	2.0%	11,301	2.2%	27,235	2.2%	29,487	2.7%
Total OshKosh	79,164	13.8%	67,724	13.1%	158,308	12.9%	141,255	12.8%
International (b)	61,152	10.7%	54,046	10.4%	131,695	10.7%	114,917	10.3%
Total net sales	$574,065	100.0%	$517,874	100.0%	$1,225,709	100.0%	$1,108,883	100.0%

Operating income:		% of segment net sales		% of segment net sales		% of segment net sales		% of segment net sales
Carter’s Wholesale	$30,860	15.4%	$31,298	15.9%	$77,727	16.5%	$81,482	18.3%
Carter’s Retail (a)	40,179	17.2%	33,256	16.7%	83,158	17.9%	73,040	17.9%
Total Carter’s	71,039	16.4%	64,554	16.3%	160,885	17.2%	154,522	18.1%
OshKosh Retail (a)	(1,694)	(2.5)%	(6,073)	(10.8)%	(6,183)	(4.7)%	(11,168)	(10.0)%
OshKosh Wholesale	859	7.4%	681	6.0%	2,885	10.6%	3,484	11.8%
Total OshKosh	(835)	(1.1)%	(5,392)	(8.0)%	(3,298)	(2.1)%	(7,684)	(5.4)%
International (b) (c)	7,107	11.6%	7,353	13.6%	11,143	8.5%	12,349	10.7%
Total segment operating income	77,311	13.5%	66,515	12.8%	168,730	13.8%	159,187	14.4%
Corporate expenses (d) (e)	(29,964)	(5.2)%	(33,777)	(6.5)%	(59,852)	(4.9)%	(59,506)	(5.4)%
Total operating income	$47,347	8.2%	$32,738	6.3%	$108,878	8.9%	$99,681	9.0%

(a)	Includes eCommerce results.

(b)	Net sales includes international retail, eCommerce, and wholesale sales. Operating income includes international licensing income.

(c)	Includes the following charges:

	Fiscal quarter ended		Two fiscal quarters ended
(dollars in millions)	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Revaluation of contingent consideration	$—	$1.0	$0.5	$1.9
Exit from Japan retail operations	$0.9	$—	$0.5	$—

(d)
Corporate expenses include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, building occupancy, information technology, certain legal fees, consulting, and audit fees.

(e)	Includes the following charges:

	Fiscal quarter ended		Two fiscal quarters ended
(dollars in millions)	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Closure of distribution facility in Hogansville, GA (1)	$0.3	$—	$0.6	$0.6
Office consolidation costs	$4.6	$10.2	$6.6	$18.2
Amortization of H.W. Carter and Sons tradenames	$5.6	$1.0	$11.9	$1.0
(1) Continuing operating costs associated with the closure of the Company's distribution facility in Hogansville, Georgia.

CARTER’S, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share data)
(unaudited)

	June 28, 2014	December 28, 2013	June 29, 2013
ASSETS
Current assets:
Cash and cash equivalents	$207,920	$286,546	$312,132
Accounts receivable, net	133,885	193,611	133,277
Finished goods inventories, net	538,233	417,754	429,223
Prepaid expenses and other current assets	43,684	35,157	48,621
Deferred income taxes	36,534	37,313	32,948
Total current assets	960,256	970,381	956,201
Property, plant, and equipment, net	325,675	307,885	208,094
Tradenames and other intangibles, net	318,346	330,258	342,883
Goodwill	186,173	186,077	186,957
Deferred debt issuance costs, net	7,407	8,088	2,486
Other assets	11,305	9,795	5,130
Total assets	$1,809,162	$1,812,484	$1,701,751

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$164,199	$164,010	$199,588
Other current liabilities	75,561	105,129	74,062
Total current liabilities	239,760	269,139	273,650

Long-term debt	586,000	586,000	186,000
Deferred income taxes	114,878	121,434	112,171
Other long-term liabilities	148,152	135,180	108,993
Total liabilities	1,088,790	1,111,753	680,814

Commitments and contingencies

Stockholders' equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at June 28, 2014, December 28, 2013, and June 29, 2013	—	—	—
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 53,311,864, 54,541,879 and 59,353,894 shares issued and outstanding at June 28, 2014, December 28, 2013 and June 29, 2013, respectively	533	545	594
Additional paid-in capital	—	4,332	238,167
Accumulated other comprehensive loss	(10,050)	(10,082)	(15,207)
Retained earnings	729,889	705,936	797,383
Total stockholders' equity	720,372	700,731	1,020,937
Total liabilities and stockholders' equity	$1,809,162	$1,812,484	$1,701,751

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(unaudited)

	Two fiscal quarters ended
	June 28, 2014	June 29, 2013
Cash flows from operating activities:
Net income	$60,193	$61,088
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,679	24,936
Amortization of H.W. Carter and Sons tradenames	11,877	1,000
Non-cash revaluation of contingent consideration	451	1,866
Amortization of debt issuance costs	763	392
Non-cash stock-based compensation expense	9,829	8,425
Income tax benefit from stock-based compensation	(3,750)	(9,929)
Loss on disposal of property, plant, and equipment	544	112
Deferred income taxes	(5,626)	557
Effect of changes in operating assets and liabilities:
Accounts receivable	59,761	34,519
Inventories	(120,383)	(81,361)
Prepaid expenses and other assets	(9,979)	(28,136)
Accounts payable and other liabilities	(235)	56,371
Net cash provided by operating activities	33,124	69,840

Cash flows from investing activities:
Capital expenditures	(61,300)	(70,566)
Acquisitions	—	(38,007)
Proceeds from sale of property, plant, and equipment	134	—
Net cash used in investing activities	(61,166)	(108,573)

Cash flows from financing activities:
Payments of debt issuance costs	(114)	—
Repurchase of common stock	(36,080)	(37,757)
Dividends paid	(20,380)	(9,522)
Income tax benefit from stock-based compensation	3,750	9,929
Withholdings from vesting of restricted stock	(4,251)	(4,539)
Proceeds from exercise of stock options	6,548	11,210
Net cash used in financing activities	(50,527)	(30,679)

Effect of exchange rate changes on cash	(57)	(692)
Net decrease in cash and cash equivalents	(78,626)	(70,104)
Cash and cash equivalents, beginning of period	286,546	382,236
Cash and cash equivalents, end of period	$207,920	$312,132

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal quarter ended June 28, 2014
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$245.5	$206.3	$47.3	$25.9	$0.48
Amortization of tradenames (a)	—	(5.6)	5.6	3.5	0.07
Office consolidation costs (b)	—	(4.6)	4.6	2.9	0.05
Japan retail operations exit (c)	—	(0.9)	0.9	0.6	0.01
Facility-related closures (d)	—	(0.3)	0.3	0.2	—
As adjusted (f)	$245.5	$194.8	$58.8	$33.1	$0.61

	Fiscal quarter ended June 29, 2013
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$220.2	$195.0	$32.7	$19.7	$0.33
Office consolidation costs (b)	—	(10.2)	10.2	6.4	0.10
Revaluation of contingent consideration (e)	—	(1.0)	1.0	1.0	0.02
Amortization of tradenames (a)	—	(1.0)	1.0	0.6	0.01
As adjusted (f)	$220.2	$182.9	$44.9	$27.7	$0.46

	Two fiscal quarters ended June 28, 2014
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$507.2	$416.4	$108.9	$60.2	$1.11
Amortization of tradenames (a)	—	(11.9)	11.9	7.5	0.14
Office consolidation costs (b)	—	(6.6)	6.6	4.2	0.08
Facility-related closures (d)	—	(0.6)	0.6	0.4	0.01
Revaluation of contingent consideration (e)	—	(0.5)	0.5	0.5	0.01
Japan retail operations exit (c)	(1.0)	(1.5)	0.5	0.3	0.01
As adjusted (f)	$506.2	$395.4	$128.9	$73.0	$1.35

	Two fiscal quarters ended June 29, 2013
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$463.3	$380.4	$99.7	$61.1	$1.02
Office consolidation costs (b)	—	(18.2)	18.2	11.4	0.19
Revaluation of contingent consideration (e)	—	(1.9)	1.9	1.9	0.03
Amortization of tradenames (a)	—	(1.0)	1.0	0.6	0.01
Facility-related closures (d)	—	(0.6)	0.6	0.4	0.01
As adjusted (f)	$463.3	$358.8	$121.3	$75.4	$1.26

(a)	Amortization of acquired H.W. Carter and Sons tradenames.

(b)	Costs associated with office consolidation including severance, relocation, accelerated depreciation, and other charges.

(c)	Costs incurred to exit the Company's retail business in Japan. Results for two fiscal quarters ended June 28, 2014 also reflect a favorable recovery on inventory.

(d)	Costs associated with the closure of the Company's distribution facility in Hogansville, Georgia.

(e)	Revaluation of the contingent consideration liability associated with the Company's 2011 acquisition of Bonnie Togs.

(f)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross margin, SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal quarter ended September 28, 2013
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$309.6	$229.3	$91.1	$56.6	$0.97
Amortization of tradenames (a)	—	(6.3)	6.3	4.0	0.07
Office consolidation costs (b)	—	(5.9)	5.9	3.7	0.06
Revaluation of contingent consideration (c)	—	(0.5)	0.5	0.5	0.01
Facility-related closures (d)	—	$(0.4)	$0.4	$0.3	$—
As adjusted (e)	$309.6	$216.2	$104.2	$65.0	$1.12

	Fiscal year ended December 28, 2013
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$1,095.4	$868.5	$264.2	$160.4	$2.75
Office consolidation costs (b)	—	(33.3)	33.3	21.0	0.36
Amortization of tradenames (a)	—	(13.6)	13.6	8.6	0.15
Japan retail operations exit (f)	1.1	(3.0)	4.1	2.6	0.04
Revaluation of contingent consideration (c)	—	(2.8)	2.8	2.8	0.05
Facility-related closures (d)	—	(1.9)	1.9	1.2	0.02
As adjusted (e)	$1,096.4	$813.9	$319.8	$196.5	$3.37

(a)	Amortization of acquired H.W. Carter and Sons tradenames.

(b)	Costs associated with office consolidation including severance, relocation, accelerated depreciation, and other charges.

(c)	Revaluation of the contingent consideration liability associated with the Company's 2011 acquisition of Bonnie Togs.

(d)	Costs associated with the closure of the Company's distribution facility in Hogansville, Georgia.

(e)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross margin, SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

(f)	Costs incurred to exit the Company's retail business in Japan.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	Fiscal quarter ended		Two fiscal quarters ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	52,836,070	58,567,558	53,004,264	58,519,286
Dilutive effect of equity awards	455,116	588,622	478,426	648,072
Diluted number of common and common equivalent shares outstanding	53,291,186	59,156,180	53,482,690	59,167,358
As reported on a GAAP Basis:
Basic net income per common share:
Net income	$25,897	$19,673	$60,193	$61,088
Income allocated to participating securities	(345)	(265)	(812)	(811)
Net income available to common shareholders	$25,552	$19,408	$59,381	$60,277
Basic net income per common share	$0.48	$0.33	$1.12	$1.03
Diluted net income per common share:
Net income	$25,897	$19,673	$60,193	$61,088
Income allocated to participating securities	(343)	(263)	(807)	(803)
Net income available to common shareholders	$25,554	$19,410	$59,386	$60,285
Diluted net income per common share	$0.48	$0.33	$1.11	$1.02
As adjusted (a):
Basic net income per common share:
Net income	$33,120	$27,668	$72,986	$75,378
Income allocated to participating securities	(443)	(375)	(989)	(1,002)
Net income available to common shareholders	$32,677	$27,293	$71,997	$74,376
Basic net income per common share	$0.62	$0.47	$1.36	$1.27
Diluted net income per common share:
Net income	$33,120	$27,668	$72,986	$75,378
Income allocated to participating securities	(440)	(372)	(983)	(992)
Net income available to common shareholders	$32,680	$27,296	$72,003	$74,386
Diluted net income per common share	$0.61	$0.46	$1.35	$1.26

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded $7.2 million and $12.8 million in after-tax expenses from these results for the fiscal quarter and two fiscal quarters ended June 28, 2014, respectively. The Company has excluded $8.0 million and $14.3 million in after-tax expenses from these results for the fiscal quarter and two fiscal quarters ended June 29, 2013, respectively.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(unaudited)

The following table provides a reconciliation of EBITDA and adjusted EBITDA for the periods indicated to net income, which is the most directly comparable financial measure presented in accordance with U.S. Generally Accepted Accounting Principles (in thousands):

	Fiscal quarter ended		Two fiscal quarters ended		Four fiscal quarters ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013	June 28, 2014
(dollars in millions)
Net income	$25.9	$19.7	$60.2	$61.1	$159.5
Interest expense	6.9	1.3	13.8	2.5	24.7
Interest income	(0.1)	(0.2)	(0.3)	(0.4)	(0.6)
Tax expense	14.9	11.5	34.8	35.3	88.5
Depreciation and amortization	20.0	13.5	41.6	25.9	84.1
EBITDA	$67.5	$45.8	$150.0	$124.5	$356.2

Adjustments to EBITDA
Office consolidation costs (a)	$4.6	$8.9	$6.5	$15.6	$20.3
Revaluation of contingent consideration (b)	—	1.0	0.5	1.9	1.4
Facility-related closures (c)	0.3	(0.2)	0.6	0.3	1.5
Japan retail operations exit (d)	0.6	—	(0.4)	—	3.6
Adjusted EBITDA	$73.0	$55.5	$157.3	$142.3	$383.1

(a)
Costs associated with office consolidation including severance, relocation, and other charges. These amounts exclude costs related to accelerated depreciation as such amounts are included in the total of depreciation and amortization above.

(b)	Revaluation of the contingent consideration liability associated with the Company's 2011 acquisition of Bonnie Togs.

(c)
Costs related to the closure of a distribution facility located in Hogansville, GA, announced in the first quarter of fiscal 2012. These amounts exclude costs related to accelerated depreciation as such amounts are included in the total of depreciation and amortization above.

(d)
Costs incurred to exit the Company's retail business in Japan. First two fiscal quarters and four fiscal quarters ended June 28, 2014 also reflect a favorable recovery of inventory. These amounts exclude costs related to accelerated depreciation as such amounts are included in the total of depreciation and amortization above.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with U.S. GAAP. We define EBITDA as net income before interest, income taxes and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items described in the footnotes (a) - (d) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.